                                                                      Exhibit 11

                            FBL FINANCIAL GROUP, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                          THREE MONTHS ENDED            NINE MONTHS ENDED
                                                             SEPTEMBER 30,                 SEPTEMBER 30,
                                                          1996           1995           1996           1995
                                                       --------------------------    --------------------------
PRIMARY:
  Average shares outstanding                            19,750,211     23,600,273     22,489,937     23,502,491
  Net effect of dilutive stock options - based
    on the treasury stock method using
    average market price                                    66,382              -         22,531              -
                                                       -----------    -----------    -----------    -----------

  Weighted average primary shares outstanding           19,816,593     23,600,273     22,512,468     23,502,491
                                                       -----------    -----------    -----------    -----------
                                                       -----------    -----------    -----------    -----------

  Net income                                           $    20,486    $    21,418    $    44,950    $    41,526

  Preferred dividend                                        (1,000)             -         (1,000)             -
                                                       -----------    -----------    -----------    -----------

  Net income applicable to common stock                $    19,486    $    21,418    $    43,950    $    41,526
                                                       -----------    -----------    -----------    -----------
                                                       -----------    -----------    -----------    -----------

  Net income per primary common and common
    equivalent share                                   $      0.98    $      0.91    $      1.95    $      1.77
                                                       -----------    -----------    -----------    -----------
                                                       -----------    -----------    -----------    -----------

FULLY DILUTED:
  Average shares outstanding                            19,750,211     23,600,273     22,489,937     23,502,491
  Net effect of dilutive stock options - based
    on the treasury stock method using
    period-end market price, if higher than
    average market price                                   102,024              -         34,629              -
                                                       -----------    -----------    -----------    -----------

  Weighted average fully diluted shares outstanding     19,852,235     23,600,273     22,524,566     23,502,491
                                                       -----------    -----------    -----------    -----------
                                                       -----------    -----------    -----------    -----------

  Net income                                           $    20,486    $    21,418    $    44,950    $    41,526

  Preferred dividend                                        (1,000)             -         (1,000)             -
                                                       -----------    -----------    -----------    -----------

  Net income applicable to common stock                $    19,486    $    21,418    $    43,950    $    41,526
                                                       -----------    -----------    -----------    -----------
                                                       -----------    -----------    -----------    -----------

  Net income per fully diluted common and common
    equivalent share                                   $      0.98    $      0.91    $      1.95    $      1.77
                                                       -----------    -----------    -----------    -----------
                                                       -----------    -----------    -----------    -----------